UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2021

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 1, 2021, Computer Programs and Systems, Inc. (the “Company,” “we,” or “us”) committed to a reduction in force that is expected to result in the termination of approximately 1.0% of the Company’s workforce (21 employees). The reduction in force is a component of a broader strategic review of the Company’s operations that is intended to more effectively align resources with business priorities. Substantially all of the employees impacted by the reduction in force were notified of the reduction on February 9, 2021 and will exit the Company in the first quarter of 2021. The Company estimates that it will incur expenses of approximately $2.7 million related to the reduction in force, of which approximately $2.4 million is expected to be incurred in the first quarter of 2021, with the remaining expenses to be incurred during the remainder of 2021. These expenses will consist of one-time termination benefits to the affected employees, including but not limited to severance payments, healthcare benefits, and payments for accrued vacation time. After the reduction in force is implemented, the Company expects to realize approximately $3.9 million in annual savings compared to current expense levels.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the estimated costs, and cost savings, associated with the restructuring program, and statements containing the words such as “approximate,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “may,” “potential,” and other similar expressions. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially. Important factors that could cause actual results to vary from expectations include, but are not limited to: the timing of full implementation of the reduction in force program; any unintended consequences from the program that impact our business; efficiency and cost savings initiatives, including actions thereunder and expected impact; potential business decisions and the other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements are based upon information available to us on the date of this report. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: February 9, 2021	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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